                                                                    EXHIBIT 99.4

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma financial statements that follow are for GTE Corporation
(GTE) and Bell Atlantic Corporation (Bell Atlantic) for the year ended December 31, 1999 in connection with the proposed merger of GTE and Bell Atlantic, taking into account the combination of Bell Atlantic and Vodafone AirTouch plc (Vodafone AirTouch) U.S. wireless assets (the "wireless transaction"). You may find the unaudited pro forma financial statements as of and for the year ended December 31, 1999 for the combination of Bell Atlantic and Vodafone AirTouch U.S. wireless assets are included in Exhibit 99.3 to this Report on Form 8-K/A. Pro forma financial information for earlier years has been previously filed with the Securities and Exchange Commission. Bell Atlantic has supplied all information contained in Exhibits 99.3 and 99.4 to this Report on Form 8-K/A relating to Bell Atlantic and GTE has supplied all information relating to GTE.

The following unaudited pro forma combined condensed financial statements are presented assuming that the merger of GTE and Bell Atlantic will be accounted for as a pooling of interests. Under this method of accounting, the companies are treated as if they had always been combined for accounting and financial reporting purposes. These unaudited pro forma financial statements have been prepared from, and should be read in conjunction with, the historical consolidated financial statements and accompanying notes of GTE and Bell Atlantic, which are included in the companies' Annual Reports on Form 10-K for the year ended December 31, 1999. The unaudited pro forma financial information is presented for illustration purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed at the dates indicated. The information does not necessarily indicate the future operating results or financial position of the combined company.

We prepared the following unaudited pro forma financial data by adding or combining the historical amounts of each company (in the case of Bell Atlantic, taking into account the effect of the wireless transaction as presented in
Exhibit 99.3) and adjusting the combined amounts for significant differences in accounting methods used by each company. These adjustments are described in the accompanying notes to the financial statements. We prepared the unaudited pro forma combined balance sheet by combining the balance sheets of GTE and Bell Atlantic (in the case of Bell Atlantic, taking into account the effect of the wireless transaction as presented in Exhibit 99.3) at December 31, 1999. The unaudited pro forma combined condensed statement of income gives effect to the merger as if it had occurred at the beginning of the earliest period presented. The terms of the merger specify that each share of GTE common stock will be converted into the right to receive 1.22 shares of combined company common stock. This exchange ratio was used in computing certain of the pro forma adjustments and in computing share and per share amounts in the accompanying unaudited pro forma financial information.

The unaudited pro forma financial data does not include (a) any dispositions made, consideration received or costs incurred in connection with actions taken with respect to certain overlapping wireless properties as a result of regulatory or contractual issues associated with the GTE merger or the wireless transaction or (b) the proposed initial public offering of a substantial portion of GTE's internetworking business, Genuity Inc.

          Cautionary Statement Concerning Forward-Looking Statements

This pro forma financial information contains forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "estimates," "hopes" or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.


The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements:

 .    materially adverse changes in economic conditions in the markets served by us or by companies in which we have substantial investments;

 .    material changes in available technology;

 .    the final outcome of federal, state, and local regulatory initiatives and proceedings, including arbitration proceedings, and judicial review of those initiatives and proceedings, pertaining to, among other matters, the terms of interconnection, access charges, universal service, and unbundled network element and resale rates;

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 .    the extent, timing, success, and overall effects of competition from others in the local telephone and toll service markets;

 .    the timing and profitability of our entry into the in-region long distance market;

 .    the timing of, and regulatory or other conditions associated with, the completion of the merger with GTE and our ability to combine operations and obtain revenue enhancements and cost savings following the merger; and

 .    the ability of Verizon Wireless, the entity created by the wireless transaction, to combine operations and obtain revenue enhancements and cost savings.


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                                                                    EXHIBIT 99.4

                               Combined Company
                  Pro Forma Combined Condensed Balance Sheet
                               December 31, 1999
                                  (Unaudited)


                                                                  Pro Forma
                                                                   Combined  Historical    Pro Forma            Pro Forma
(Dollars in Millions)                                         Bell Atlantic         GTE   Adjustments            Combined
--------------------------------------------------------------------------------------------------------------------------
Assets
Current assets
   Cash and temporary cash investments                           $  1,959       $ 1,132                         $  3,091
   Receivables, net                                                 7,698         5,058                           12,756
   Net assets held for sale                                                       1,802                            1,802
   Other current assets                                             1,994         1,451         $(232)  (3b)
                                                                                                   65   (3e)       3,278
                                                              ------------------------------------------------------------
                                                                   11,651         9,443          (167)            20,927
                                                              ------------------------------------------------------------
Plant, property and equipment, net                                 44,435        23,233          (166)  (3d)      67,502
Investments in unconsolidated businesses                            7,353         3,932                           11,285
Intangible assets, net                                             34,669         6,492                           41,161
Other assets                                                        4,302         7,732                           12,034
                                                              ------------------------------------------------------------
Total assets                                                     $102,410       $50,832         $(333)          $152,909
                                                              ============================================================
Liabilities and Shareowners' Investment
Current liabilities
   Debt maturing within one year                                 $  5,959       $ 9,608                         $ 15,567
   Accounts payable and accrued liabilities                         7,116         5,782                           12,898
   Other current liabilities                                        2,182           945         $ 143   (3b)       3,270
                                                              ------------------------------------------------------------
                                                                   15,257        16,335           143             31,735
                                                              ------------------------------------------------------------
Long-term debt                                                     22,214        13,957                           36,171
                                                              ------------------------------------------------------------
Employee benefit obligations                                        9,326         4,418                           13,744
                                                              ------------------------------------------------------------
Deferred income taxes                                               9,142         3,406           (63)  (3e)      12,485
                                                              ------------------------------------------------------------
Deferred credits and other liabilities                              1,172           623                            1,795
                                                              ------------------------------------------------------------
Minority interest, including a portion subject to
    redemption requirements                                        24,319         1,266                           25,585
                                                              ------------------------------------------------------------
Shareowners' investment
   Common stock (2,756,484,606 shares)                                158            50            68   (3a)         276
   Contributed capital                                             18,650         8,680        (2,095)  (3a)      25,235
   Reinvested earnings                                              2,806         4,953          (310)  (3b)
                                                                                                 (103)  (3d)       7,346
   Accumulated other comprehensive income (loss)                      450          (376)                              74
                                                              ------------------------------------------------------------
                                                                   22,064        13,307        (2,440)            32,931
   Less common stock in treasury, at cost                             640         2,027        (2,027)  (3a)         640
   Less deferred compensation - employee
     stock ownership plans                                            444           453                              897
                                                              ------------------------------------------------------------
Total shareowners' investment                                      20,980        10,827          (413)            31,394
                                                              ------------------------------------------------------------
Total liabilities and shareowners' investment                    $102,410       $50,832         $(333)          $152,909
                                                              ============================================================

             See accompanying Notes to Unaudited Pro Forma Combined
                        Condensed Financial Statements.

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                                                                    EXHIBIT 99.4

                                Combined Company
                Pro Forma Combined Condensed Statement Of Income
                  For the Twelve Months ended December 31, 1999
                                   (Unaudited)

                                                            Pro Forma
                                                             Combined   Historical    Pro Forma           Pro Forma
(Dollars in Millions, Except Per Share Amounts)         Bell Atlantic          GTE  Adjustments            Combined
--------------------------------------------------------------------------------------------------------------------
Operating revenues                                            $38,831      $25,336                          $64,167
Operating expenses                                             30,990       18,000        $(36)  (3d)        48,954
                                                        ------------------------------------------------------------
Operating income                                                7,841        7,336          36               15,213

Income from unconsolidated businesses                             339          432                              771

Other income and (expense), net                                   185           61                              246
Interest expense                                                1,554        1,353                            2,907
Mark-to-market adjustment for exchangeable notes                 (664)          --                             (664)
Provision for income taxes                                      2,258        2,291          14   (3e)         4,563
Minority interest income (expense)                                (54)        (122)         --                 (176)
                                                        ------------------------------------------------------------
Income from continuing operations                             $ 3,835      $ 4,063        $ 22              $ 7,920
                                                        ============================================================
Basic Earnings Per Common Share
Income from continuing operations per
  common share                                                $  2.47      $  4.18          --              $  2.89
                                                        ------------------------------------------------------------
Weighted-average shares outstanding (in millions)               1,553          972         214   (3c)         2,739
                                                        ------------------------------------------------------------
Diluted Earnings Per Common Share
Income from continuing operations per
  common share                                                $  2.42      $  4.15          --              $  2.85
                                                        ------------------------------------------------------------
Weighted-average shares - diluted (in millions)                 1,583          979         215   (3c)         2,777
                                                        ------------------------------------------------------------


             See accompanying Notes to Unaudited Pro Forma Combined
                        Condensed Financial Statements.

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      Notes to Unaudited Pro Forma Combined Condensed Financial Statements


Note 1 - Reclassifications

Reclassifications have been made to the historical financial statements to conform to the presentation expected to be used by the combined company.

Note 2 - Exchange Ratio

The terms of the merger agreement specify that each outstanding share of GTE common stock will be converted into 1.22 shares of combined company common stock. This exchange ratio was used in computing share and per share amounts in the accompanying pro forma financial information.

Note 3 - Pro Forma Adjustments

(a) A pro forma adjustment has been made to reflect the issuance of 1,180 million shares of combined company common stock in exchange for all outstanding shares of GTE common stock as per the exchange ratio stated in
     Note 2, above. The adjustment also reflects the cancellation of shares of GTE treasury stock, but does not reflect the impact of fractional shares.

(b) A pro forma adjustment has been made to reflect direct incremental merger-related costs. Amounts anticipated to be incurred (approximately $143 million) have been shown as an increase to "Other current liabilities." Amounts incurred through December 31, 1999 by GTE and Bell Atlantic (approximately $232 million) have been shown as a reduction to "Other current assets." The after-tax cost of this anticipated charge (approximately $310 million) has been reflected as a reduction in "Reinvested earnings."

(c) Pro forma adjustments have been made to the number of weighted average shares outstanding used in the calculation of basic and diluted earnings per share. The number of weighted average shares outstanding reflects the conversion of shares and share equivalents of GTE common stock into combined company common stock in accordance with the merger agreement.

(d) Pro forma adjustments have been made to conform GTE's accounting policies for certain computer software costs to Bell Atlantic's policies.

(e) Pro forma adjustments have been made for the estimated tax effects of the adjustments discussed in (b) and (d) above.

(f) There are no significant intercompany transactions between GTE and Bell Atlantic.


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